As filed with the Securities and Exchange Commission on November 4, 2014

Registration No. __________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMARU, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	88-0490089
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

35 Tai Seng Street, #01-01, Tata Communications Exchange

Singapore 534103
(Address, Including Zip Code, of Principal Executive Offices)

2013 Equity Compensation Plan

(Full Title of the Plan)

Chua Leong Hin
Chief Executive Officer and President
Amaru, Inc.

35 Tai Seng Street, #01-01, Tata Communications Exchange

Singapore 534103
(65) 6332-9287

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

COPY TO:

Iwona J. Alami, Esq.
Law Office of Iwona J. Alami

620 Newport Center Dr., Suite 1100

Newport Beach, California 92660

(949) 760-6880

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company X

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $0.001 par value per share, issuable pursuant to the 2013 Equity Compensation Plan	30,000,000(1) shares	$0.015 (2)	$450,000 (2)	$52.29 (2)

(1)  In accordance with Rule 416 of the General Rules and Regulations under the Securities Act of 1933 (the "General Rules"), there also are being registered such indeterminate number of additional shares of common stock, par value $0.001 per share ("Common Shares") of Amaru, Inc., a Nevada corporation (the “Company” or the “Registrant”), as may become issuable pursuant to anti-dilution provisions of the Company's 2013 Equity Compensation Plan (the “Plan”).

(2)  Computed in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee based on the closing market price of $0.015 per share, as quoted on OTC QB as of October 31, 2014.

       The Exhibit Index for this Registration Statement is at page 8.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

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PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Company's registration statement on Form 10-SB, as amended, filed on May 9, 2001 (amended on July 6, 2001);
(b)	The Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2013, filed with the Commission on April 15, 2014 (Commission File No. 000-32695);

(c)	The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2014, filed with the Commission on May 15, 2014 (Commission File No. 000-32695);
(d)	The Company's Definitive Proxy Statement on Schedule 14A filed with the Commission on July 7, 2014 (Commission File No. 000-32695);

(e)	The Company’s amended Quarterly Report on Form 10-Q/A for its fiscal quarter ended March 31, 2014, filed with the Commission on May 19, 2014 (Commission File No. 000-32695);
(f)	The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended June 30, 2014, filed with the Commission on August 14, 2014 (Commission File No. 000-32695);

(g)	The Company’s Current Reports on Form 8-K, filed with the Commission on September 9, 2014 (Commission File No. 000-32695); and
(h)

the description of the Company's Common Stock contained in the

Registrant's Registration Statement on Form 10-SB, filed pursuant to Section

12(g) of the Exchange Act, including any amendment or report subsequently filed by the Registrant for the purpose of updating that description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Certain legal matters with respect to the Common Stock offered hereby will be passed upon for the Company by Law Offices of Iwona J. Alami, counsel to the Company. The fair market value of the shares of common stock of the Company held by Ms. Alami does not exceed $50,000.

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Item 6.	Indemnification of Directors and Officers

The Corporation Laws of the State of Nevada and the Company's Bylaws provide for indemnification of the Company's Directors for liabilities and expenses that they may incur in such capacities. In general, Directors and Officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Furthermore, the personal liability of the Directors is limited as provided in the Company's Articles of Incorporation.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

See the attached Exhibit Index at page 8, which is incorporated herein by reference.

Item 9.	Undertakings

(a)     The undersigned Registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on October 30, 2014.

AMARU, INC.

By:	/s/ Chua Leong Hin
Chua Leong Hin
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chua Leong Hin	Chief Executive Officer, President Interim CFO and Director	October 30, 2014
Chua Leong Hin	(Principal Executive Officer and Principal Financial officer)

/s/ Sakae Torisawa	Director and Chairman of the Board of Directors	October 30, 2014
Sakae Torisawa

/s/ Percy Chua Soo Lian	Director	October 30, 2014
Percy Chua Soo Lian

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EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4	2013 Equity Compensation Plan (Filed as Exhibit B to the Company’s Proxy Statement filed with the Commission pursuant to Section 14(a) of the Exchange Act on July 7, 2014 and incorporated herein by this reference.)

5	Opinion of Legal Counsel (opinion re legality).

23.1	Consent of Wei Wei LLP.(consent of independent registered public accounting firm).

23.2	Consent of Counsel (included in Exhibit 5)

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